EXECUTION COPY (10/19/12)

Committed Facility Agreement

BNP PARIBAS PRIME BROKERAGE, INC. (“BNPP PB, Inc.”) and the counterparty specified on the signature page (“Customer”), hereby enter into this Committed Facility Agreement (this “Agreement”), dated as of November 14, 2012.

Whereas BNPP PB, Inc. and Customer have entered into the U.S. PB Agreement, dated as of the date hereof (the “U.S. PB Agreement”) (the U.S. PB Agreement and this Agreement, collectively, the “40 Act Financing Agreements”).

Whereas this Agreement supplements and forms part of the 40 Act Financing Agreements and sets out the terms of the commitment of BNPP PB, Inc. to provide financing to Customer under the 40 Act Financing Agreements.

Now, therefore, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	Definitions -

(a)
Capitalized terms not defined in this Agreement have the respective meanings assigned to them in the U.S. PB Agreement. The 40 Act Financing Agreements are included in the term “Contract,” as defined in the U.S. PB Agreement.

	(b)	“Account Agreement” means the Account Agreement attached as Exhibit A to the U.S. PB Agreement.

	(c)	“Borrowing” means a draw of cash financing by Customer from BNPP PB, Inc. pursuant to Section 2 of this Agreement.

	(d)	“Closing Date” means November 14, 2012.

	(e)	“Collateral Requirements” means the collateral requirements set forth in Section 1 of Appendix A attached hereto.

	(f)	“Custodian” means State Street Bank and Trust Company.

(g)
“Maximum Commitment Financing” means $150 million USD (the “Financing Cap”). Customer shall have the right to reduce the Maximum Commitment Financing upon one (1) Business Day’s prior written notice to BNPP PB, Inc., provided that the aggregate reduction for any calendar month shall not exceed $25 million USD. In addition, Customer may increase the Maximum Commitment Financing upon one (1) Business Day’s prior written notice to BNPP PB, Inc., provided that the Maximum Commitment Financing shall not exceed the Financing Cap.

	(h)	“Net Asset Value” means, with respect to Customer, the aggregate net asset value of the common stock issued by Customer calculated in accordance with U.S. generally accepted accounting principles.

(i)
“Outstanding Debit Financing” means the aggregate net cash balance (excluding current short sale proceeds) held under the 40 Act Financing Agreements if such net cash balance is a debit, or zero if such aggregate net cash balance is a credit. For the purposes of calculating such aggregate net cash balance, if Customer holds credit or debit cash balances in non-USD currencies, BNPP PB, Inc. will convert each of these balances into USD at prevailing market rates to determine Customer’s aggregate net cash balance.

EXECUTION COPY (10/19/12)

(j) “Specified Indebtedness” means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

(k) “1940 Act” means the Investment Company Act of 1940, as amended.

2.	Borrowings -

Subject to Section 7, BNPP PB, Inc. shall make available cash financing under the 40 Act Financing Agreements in an amount up to the then applicable Maximum Commitment Financing. Such cash financing shall be made available in immediately available funds. Customer may borrow under this Section 2, prepay pursuant to Section 4 and reborrow under this Section 2 without penalty or premium.

On the Closing Date, BNPP PB, Inc. shall make funds available to Customer in an amount up to the Maximum Commitment Financing. Each subsequent Borrowing (not to exceed the Maximum Commitment Financing) shall be made on written notice (the “Borrow Request”), given by Customer to BNPP PB, Inc. not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Borrowing (which must be a Business Day) by Customer. Subject to Section 7, BNPP PB, Inc. shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available to Customer the amount of such Borrowing (provided that the Outstanding Debit Financing, taking into account the amount specified in the Borrow Request, does not exceed the Maximum Commitment Financing) payable to the account designated by the Customer in such Borrow Request.

3.	Repayment -

(a)
Upon the occurrence of a Facility Termination Event, an event described in Section 16(a) hereof, or the date specified in the Facility Modification Notice as described in Section 6, all Borrowings (including all accrued and unpaid interest thereon and all other amounts owing or payable hereunder) may be recalled by BNPP PB, Inc. in accordance with Section 1 of the U.S. PB Agreement.

(b) Upon the occurrence of a Default, the BNPP Entities shall have the right to take any action described in Section 13(c) hereof.

4.	Prepayments -

Customer may, upon at least one Business Day’s notice to BNPP PB, Inc. stating the proposed date and aggregate principal amount of the prepayment, prepay all or any portion of the outstanding principal amount of the Outstanding Debit Financing, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that Customer shall continue to be obligated to pay the commitment fee as set forth in Appendix B in respect of any undrawn Maximum Commitment Financing.

5.	Interest -

Customer shall pay interest on the outstanding principal amount of each Borrowing from the date of such Borrowing until such principal amount has been paid in full, at the rates specified in Appendix B attached hereto. Such interest shall be payable monthly, and if not paid when due, any unpaid interest shall be added to the principal balance of such Borrowing(s).

6.	Scope of Committed Facility -

Subject to Section 7, BNPP PB, Inc. shall make available cash financing under the 40 Act Financing Agreements in an aggregate amount up to the relevant Maximum Commitment Financing, and may not take any of the following actions except upon at least 360 calendar days’ prior notice (the “Facility Modification Notice”):

EXECUTION COPY (10/19/12)

(a) modify Appendix A;

(b) demand immediate repayment of any cash loan under the 40 Act Financing Agreements;

(c) modify the Customer Debit Rate, as set forth in Appendix B attached hereto;

(d)
modify any other fees specified in Appendix B attached hereto (the “Fees”), provided that BNPP PB, Inc. may modify any Fees immediately if (i) the amount of such Fees charged to BNPP PB, Inc., as the case may be, have been increased by the provider of the relevant services or (ii) consistent with increases generally to customers; or

(e) terminate any of the 40 Act Financing Agreements.

7.	Conditions for Committed Facility -

The commitment as set forth in Section 6 only applies so long as -

(a) Customer satisfies the Collateral Requirements; and

(b) no Default or Facility Termination Event has occurred.

8.	Commitment Fee -

Customer shall pay when due a commitment fee as set forth in Appendix B attached hereto.

9.	Substitution -

(a)
After BNPP PB, Inc. sends a Facility Modification Notice, Customer may not substitute any collateral, provided that Customer may purchase and sell portfolio securities in the ordinary course of business consistent with its investment restrictions; provided further that BNPP PB, Inc. may permit substitutions upon request, which permission shall not be unreasonably withheld; provided further that for substitutions of rehypothecated collateral, such collateral shall be returned for substitution within a commercially reasonable period (in any event no later than the lesser of three Business Days and the standard settlement period applicable to such collateral).

(b)
Prior to BNPP PB, Inc. sending a Facility Modification Notice, Customer may substitute collateral, provided that for substitutions of rehypothecated collateral, such collateral shall be returned for substitution within a reasonable period (in any event no later than the lesser of three Business Days and the standard settlement period applicable to such collateral).

10.	Collateral Delivery -

If notice of a Collateral Requirement is sent to Customer: (i) on or before 11:00 a.m. on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on such Business Day, and (ii) after 11:00 a.m. on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on the immediately succeeding Business Day.

11.	Representations and Warranties -

Customer hereby makes all the representations and warranties as set forth in Section 5 of the Account Agreement, which are deemed to refer to this Agreement, and such representations and warranties shall survive each transaction and the termination of the 40 Act Financing Agreements.

EXECUTION COPY (10/19/12)

12.	Financial Information -

Customer shall provide BNPP PB, Inc. with copies of –

(a)
the most recent annual report of Customer containing financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the United States, as soon as available and in any event within 120 calendar days after the end of each fiscal year of Customer;

(b)
a monthly statement of its leverage and asset coverage ratios as of the last day of each calendar month as soon as available and in any event within 15 calendar days after the end of each calendar month;

(c)
the most recent monthly financial statement of Customer, including performance returns and Net Asset Value of Customer, as soon as available and in any event within 30 calendar days after the end of each month; and

	(d)	the estimated Net Asset Value statement of Customer as of any Business Day, upon reasonable request therefor by BNPP PB, Inc.

13.	Termination -

(a)
Upon the occurrence and during the continuance of a Facility Termination Event, BNPP PB, Inc. shall have the right on prior written notice to Customer to terminate this Agreement, recall any Outstanding Debit Financing, modify Collateral Requirements, and modify any interest rate spread, fees, charges, or expenses, in each case, in accordance with the timeframes specified in the U.S. PB Agreement.

	(b)	Upon the occurrence of a NAV Trigger Event, BNPP PB, Inc. shall have the right to terminate this Agreement upon sixty (60) calendar days’ prior notice.

	(c)	Upon the occurrence and during the continuance of a Default, the BNPP Entities may upon prior written notice to Customer terminate any of the 40 Act Financing Agreements and take Default Action.

	(d)	Each of the following events constitutes a “Default”:

		i.	Customer fails to meet the Collateral Requirements within the time periods set forth in Section 10;

ii.
any representation or warranty made or deemed made by Customer to BNPP PB, Inc. under any 40 Act Financing Agreements (including under Section 11 herein) proves false or misleading when made or deemed made;

		iii.	Customer fails to comply with or perform any other agreement or obligation under this Agreement or the other 40 Act Financing Agreements and such failure is not remedied within 15 days;

iv.
Customer becomes bankrupt, insolvent, or subject to any bankruptcy, reorganization, insolvency or similar proceeding or all or substantially all its assets become subject to a suit, levy, enforcement, or other legal process where a secured party maintains possession of such assets, has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, has a secured party take possession of all or substantially all its assets, or takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

EXECUTION COPY (10/19/12)

v.
the occurrence and continuance of a repudiation, misrepresentation, material breach or the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement between Customer and a BNPP Entity, if applicable) by Customer under any contract with a BNPP Entity or affiliate of a BNPP Entity (other than a 40 Act Financing Agreement) related to a payment or posting failure in excess of $500,000 where such event has resulted in the acceleration, termination or close-out of all transactions under such contract; or

	vi.	Customer fails to comply with the provisions set forth in Section 8.

(e)	Each of the following events constitutes a “Facility Termination Event”:

i.
the occurrence of a default, event of default or other similar condition or event (however described) by Customer under one or more agreements or instruments relating to Specified Indebtedness in an aggregate amount of not less than the Threshold which has resulted in such Specified Indebtedness becoming due and payable under such agreements or instruments, before it would otherwise have been due and payable. For purposes of this paragraph, “Threshold” means the lesser of (x) USD10,000,000 and (y) 3% of Customer’s Net Asset Value;

	ii.	[Reserved]

iii.
the investment management agreement between Customer and its investment advisor or any affiliate thereof (collectively, the “Advisor”) is terminated or the Advisor otherwise ceases to act as investment advisor of Customer; provided, however, such termination or cessation shall not constitute a Facility Termination Event if there is a replacement investment advisor appointed immediately who is acceptable to BNPP PB, Inc. in its sole discretion;

	iv.	Customer violates Section 18 of the 1940 Act;

v.
Customer fails to make any filing necessary to comply with the rules of any exchange in which its shares are listed where such failure continues for five (5) Business Days after notice to Customer by BNPP PB, Inc.; provided that Customer must notify BNPP PB, Inc. immediately when it becomes aware that it has failed to comply with the rules of any exchange in which its shares are listed, and such failure to provide such notice shall itself constitute a Facility Termination Event;

	vi.	Customer’s classification under the 1940 Act becomes something other than as a “closed-end company” as defined under Section 5 of the 1940 Act;

vii.
Customer enters into any additional indebtedness with a party other than a BNPP Entity or its affiliates beyond the financing provided hereunder through the 40 Act Financing Agreements, including without limitation any further borrowings constituting ‘senior securities’ (as defined for purposes of Section 18 of the 1940 Act) or any promissory note or other evidence of indebtedness, whether with a bank or any other person;

	viii.	Customer changes its fundamental investment policies; or

ix.
Customer pledges to any other party, other than a BNPP Entity or its affiliates, any securities owned or held by Customer over which Custodian has a lien; provided, however, that pledges by Customer of assets under a Credit Support Annex to an ISDA Master Agreement or in connection with listed call options transactions, repurchase agreements or other portfolio transactions pursuant to Customer’s investment portfolio activities shall be permissible; or

EXECUTION COPY (10/19/12)

x.
Customer fails to deliver the financial information within the time periods set out in Section 12 and such failure is not remedied within (A) five (5) days for a failure under Sections 12(a), 12(b), and 12(c) and (B) one (1) Business Day for a failure under Section 12(d);

	(f)	The following event constitutes a “NAV Trigger Event”:

the Net Asset Value of Customer as of the close of business on the last Business Day of any calendar month declines by thirty-five percent (35%) or more from the Net Asset Value of Customer as of the close of business on the last Business Day of the immediately preceding calendar month (taking into account any positive or negative change caused by capital transfers, such as redemptions, withdrawals, subscriptions, contributions or investments, howsoever characterized, and all amounts set forth in redemption notices received by or on behalf of Customer (notwithstanding the date the actual redemption shall occur)).

14.	Reserved -

15.	Notices -

Notices under this Agreement shall be provided pursuant to Section 12(a) of the Account Agreement.

16.	Compliance with Applicable Law -

(a)
Notwithstanding any of the foregoing, if required by Applicable Law (including, for the avoidance of doubt, any new or amended rules, requests, guidelines and directives promulgated in connection with current Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act), upon the earlier to occur of (a) the date that the BNPP Entities are required, in the reasonable opinion of counsel, to do so by Applicable Law and (b) sixty (60) calendar days following the Business Day on which the BNPP Entities provide notice to Customer that it will be required, in the reasonable opinion of counsel, to do so by Applicable Law –

		i.	the BNPP Entities may terminate any 40 Act Financing Agreement and any Contract;

		ii.	BNPP PB, Inc. may recall any outstanding loan under the 40 Act Financing Agreements;

		iii.	BNPP PB, Inc. may modify the Collateral Requirements; and/or

		iv.	the BNPP Entities may take Default Action.

(b)
This Agreement will not limit the ability of BNPP PB, Inc. to change the product provided under this Agreement and the 40 Act Financing Agreements as necessary to comply with Applicable Law (including, for the avoidance of doubt, any new or amended rules, requests, guidelines and directives promulgated in connection with current Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act) upon the earlier to occur of (a) the date that the BNPP Entities are required, in the reasonable opinion of counsel, to do so by Applicable Law and (b) sixty (60) calendar days following the Business Day on which the BNPP Entities provide notice to Customer that it will be required.

(c)
Increased Costs Due to a Change in Applicable Law - Notwithstanding anything to the contrary set forth herein, if, based on the reasonable opinion of nationally recognized outside counsel to BNPP PB, Inc., any change in BNPP PB, lnc.’s interpretation of any Applicable Law or the adoption of or any changes in the same (including, for the avoidance of doubt, any new or amended rules, requests, guidelines and directives

EXECUTION COPY (10/19/12)

promulgated in connection with current Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act) shall result in any increase in costs to the BNPP Entities in respect of providing financing services or in maintaining credit extensions to Customer hereunder or under the 40 Act Financing Agreements (the amount of such increase in costs, the “Increased Cost”), then:

i.
the BNPP Entities shall notify Customer that there has been a change in Applicable Law for which Customer will be required to pay such Increased Cost, which notice shall provide reasonable identification of the applicable change in Applicable Law; and

ii.
the BNPP Entities shall have the right beginning on the day on which the BNPP Entities incur such Increased Cost, to increase the spread on the Customer Debit Rate (as defined in Appendix B attached hereto) by the amount necessary to cause the relevant Customer Debit Rate (as defined in Appendix B attached hereto) to reflect such Increased Cost.

Customer shall pay to the BNPP Entities, at the time when interest payments are otherwise due, the interest including any increases to such rates as determined pursuant to this section,

17.	Miscellaneous -

	(a)	In the event of a conflict between any provision of this Agreement and the other 40 Act Financing Agreements, this Agreement prevails.

	(b)	This Agreement is governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws doctrine.

(c)
Section 16(c) of the Account Agreement is hereby incorporated by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein.

	(d)	This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

(The remainder of this page is blank.)

EXECUTION COPY (10/19/12)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

ROYCE VALUE TRUST, INC.

By:	/s/ Daniel A. O’Byrne
	Name:	Daniel A. O’Byrne
	Title:	Vice President

BNP PARIBAS PRIME BROKERAGE, INC.

By:	/s/ Raphael Masgnaux
	Name:	Raphael Masgnaux
	Title:	Managing Director

BNP PARIBAS PRIME BROKERAGE, INC.

By:	/s/ Jeffrey Lowe
	Name:	Jeffrey Lowe
	Title:	Managing Director

EXECUTION COPY (11/06/12)

Appendix A – Collateral Requirements

THIS APPENDIX forms a part of the Committed Facility Agreement entered into between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Royce Value Trust, Inc. (“Customer”) (the “Committed Facility Agreement”).

1.	Collateral Requirements -

The Collateral Requirements in relation to all positions held in the accounts established pursuant to the 40 Act Financing Agreements (the “Positions”) shall be the greatest of:

(a) the aggregate product of (x) the Collateral Percentage applicable to such Positions and (y) the Current Market Value of such respective Positions;

(b) the sum of the collateral requirements of such Positions as per Financial Industry Regulatory Authority Rule 4210 and 4210(g), each as amended from time to time; or

(d) 35% of the Portfolio Gross Market Value.

2.	Eligible Securities -

	(a)	Positions in the following eligible equity security types (“Eligible Securities”, which term shall exclude any securities described in Section 2(b)) are covered under the Committed Facility Agreement:

		i.	USD common stock traded on the New York Stock Exchange, NASDAQ, NYSE Arca, and NYSE Amex Equities; or

ii.
USD and non-USD common stock, provided such stock is (A) listed in the FTSE All-World Index, (B) traded on a major exchange in one of the following countries: Canada, United Kingdom, France, Germany, Switzerland, Austria, Spain, Italy, The Netherlands, Finland, Belgium, Japan, Australia or Portugal and (C) denominated in one of the following currencies: USD, CAD, GBP, EUR, JPY, CHF, AUD, SEK, NOK, DKK, HKD[1], SGD or ZAR.

	(b)	Notwithstanding the foregoing, the following will not be part of the collateral commitment and shall have no collateral value:

		i.	any security type not covered above, as determined by BNPP PB, Inc. in its sole discretion;

		ii.	any short security position;

		iii.	any security offered through a private placement or any restricted securities;

		iv.	any security that is not maintained as a book-entry security on a major depository, such as The Depository Trust Company;

v.
any securities that are debt securities, municipal securities, asset-backed securities, mortgage securities, or Structured Securities (notwithstanding the fact that such securities would otherwise be covered);

1 Subject to confirmation from State Street that HKD securities shall be held in an Omnibus account

1

EXECUTION COPY (11/06/12)

vi.
any security where Customer or Customer’s Advisor (A) is an Affiliate of the Issuer of the relevant equity securities or (ii) beneficially owns more than 9% of either (a) the voting interests of the Issuer or (b) any voting class of equity securities of the Issuer (in each case, whether such positions are held in accounts established pursuant to the 40 Act Financing Agreements or otherwise). For the avoidance of doubt, for purposes of determining beneficial ownership, any convertible debt of preferred debt shall be treated as converted;

vii.
to the extent that the Gross Market Value of non-USD denominated Positions exceeds 50% of the Portfolio Gross Market Value, any non-USD denominated Positions in excess of such 50% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of 50%);

viii.
to the extent that the Gross Market Value of Positions denominated in HKD, SGD or ZAR (each an “Identified Currency”) is greater than 10% of the Portfolio Gross Market Value, any Positions denominated in such Identified Currency in excess of such 10% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of 10%);

		ix.	any security with a market capitalization of less than USD $100,000,000;

x.
to the extent that the Gross Market Value of Positions with a market capitalization between USD $100,000,000 and USD $300,000,000 is greater than 35% of the Portfolio Gross Market Value, any Positions in excess of such 35% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of such 35%);

xi.
to the extent that the Gross Market Value of Positions in any industry subgroup (as defined by Bloomberg) exceeds 35% of the Portfolio Gross Market Value, any Positions in excess of such 35% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of such 35%);

		xii.	any Positions with an Issuer Position Concentration equal to or greater than 10%;

		xiii.	any Positions with Days of Trading Volume equal to or greater than 10; and

		xiv.	any Positions with Equity Volatility equal to or greater than 100%.

3.	Equity Securities Collateral Percentage -

The Collateral Percentage for an equity Position consisting of applicable Eligible Securities shall be:

i.
subject to paragraph ii below, the sum of (A) the Equity Core Collateral Rate and (B) the product of (I) the Equity Core Collateral Rate and (II) the sum of the Equity Concentration Factor, the Equity Liquidity Factor, and the Equity Volatility Factor, or

		ii.	100% if the product determined under paragraph (i) above is greater than 100%.

	(a)	Equity Concentration Factor.

The “Equity Concentration Factor” shall be determined pursuant to the following table.

2

EXECUTION COPY (11/06/12)

Issuer Position Concentration	Equity Concentration Factor
Equal to or greater than 5%and less than 10%	0.5

(b)	Equity Liquidity Factor.

The “Equity Liquidity Factor” shall be determined pursuant to the following table.

Days of Trading Volume	Equity Liquidity Factor
Less than 2	0
Equal to or greater than 2 and less than 4	1
Equal to or greater than 4 and less than 6	2
Equal to or greater than 6 and less than 8	3
Equal to or greater than 8 and less than 10	4

(c)	Equity Volatility Factor.

The “Equity Volatility Factor” shall be determined pursuant to the following table.

Equity Volatility	Equity Volatility Factor
Less than 35%	0
Equal to or greater than 35% and less than 50%	0.5
Equal to or greater than 50% and less than 75%	1
Equal to or greater than 75% and less than 100%	2

4.	Positions Outside the Scope of this Appendix -

For the avoidance of doubt, the Collateral Requirements set forth herein are limited to the types and sizes of securities specified herein. The Collateral Requirement for any Position or part of a Position not covered by the terms of this Appendix shall be determined by BNPP PB, Inc. in its sole discretion.

5.	One-off Collateral Requirements -

From time to time BNPP PB, Inc., in its sole discretion, may agree to a different Collateral Requirement than the Collateral Requirement determined by this Appendix for a particular Position; provided that, for the avoidance of doubt, the commitment in Section 6(a) of the Committed Facility Agreement shall apply only with respect to the Collateral Requirements based upon the Collateral Percentage determined pursuant to Sections 3 and 4 hereof and BNPP PB, Inc. shall have the right at any time to increase the Collateral Requirement for such Position up to the Collateral Requirement that would be required as determined in accordance to Sections 3 and 4 hereof.

6.	Certain Definitions -

	(a)	“Affiliate” means an affiliate as defined in Rule 144(a)(1) under the Securities Act of 1933.

	(b)	“Bloomberg” means the Bloomberg Professional service.

	(c)	“Collateral Percentage” means the percentage as determined by BNPP PB, Inc. according to this Appendix A.

3

EXECUTION COPY (11/06/12)

(d)
“Current Market Value” means with respect to a Position, an amount equal to the absolute value of the product of (i) the number of units of the relevant security and (ii) the price per unit of the relevant security (determined by BNPP PB, Inc.).

(e)
“Days of Trading Volume” means with respect to an equity security, an amount equal to the quotient of (i) the number of shares of such security constituting the Position, as numerator and (ii) the 90-day average daily trading volume of such security as shown on Bloomberg (or, if the 90-day average daily trading volume of such security is unavailable, the 30-day average daily trading volume of such security, as determined by BNPP PB, Inc. in its sole discretion), as denominator.

(f)	“Equity Core Collateral Rate” means 15%.

(g)
“Equity Volatility” means with respect to an equity security, the 90-day historical volatility of such security as determined by BNPP PB, Inc. in its sole discretion or, if the 90-day historical price volatility of such security is unavailable, the 30-day historical price volatility of such security as determined by BNPP PB, Inc. in its sole discretion.

(h)
“Gross Market Value” of one or more Positions means an amount equal to the sum of all Current Market Values of all such Positions, where, for the avoidance of doubt, the Current Market Value of each Position is expressed as a positive number whether or not such Position is held long.

(i)
“Issuer” means, with respect to an equity security, the ultimate parent company or similar term as used by Bloomberg; provided that, if the relevant security was issued by a company or a subsidiary of a company that has issued common stock, the Issuer shall be deemed to be the entity that has issued common stock; provided further that, with respect to any exchange-traded funds, the Issuer of such securities shall be the index to which the relevant securities relate, if any.

(j)
“Issuer Position Concentration” means with respect to a Position issued by an Issuer, an amount equal to the quotient of (i) the Gross Market Value of all Positions issued by the same Issuer, as numerator and (ii) the Portfolio Gross Market Value, expressed as a percentage.

(k)	“Portfolio Gross Market Value” means the Gross Market Value of all of the Positions that are Eligible Securities.

(l)
“Structured Securities” means any security (i) the payment to a holder of which is linked to a different security, provided that such different security is issued by a different issuer or (ii) structured in such a manner that the credit risk of acquiring the security is primarily related to an entity other than the issuer of the security itself.

4

EXECUTION COPY (11/06/12)

Appendix B

Pricing

Royce Value Trust, Inc.

Financing Rate

Customer Debit Rate

3 Month LIBOR + 95 bps

ISO Code

USD

Commitment Fee

Customer shall pay a commitment fee (the “Commitment Fee”) to BNPP PB, Inc. equal to sum of the Daily Commitment Fees over the relevant calculation period, when the amount calculated under the Financing Rate above is due. For purposes of this section, the “Daily Commitment Fee” on each day shall be the product of (a) the difference between (i) the Maximum Commitment Financing and (ii) the current Outstanding Debit Financing, (b) 1/360 and (c) 50 bps.

FIRST AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of January 15, 2014 to the Committed Facility Agreement dated November 14, 2012 between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Royce Value Trust, Inc. (“Customer”).

WHEREAS, BNPP PB, Inc. and Customer previously entered into a Committed Facility Agreement dated as of November 14, 2012 (as amended from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.	Amendment to “Maximum Commitment Financing” Definition

Section l (g) of the Agreement is hereby deleted in its entirety and replaced with:

	(g)	“Maximum Commitment Financing” means $70 million USD. Customer shall have the right to reduce the Maximum Commitment Financing upon one (l) Business Day’s prior written notice to BNPP PB, Inc., provided that the aggregate reduction for any calendar month shall not exceed $25 million USD. In addition, Customer may, subject to BNPP PB, Inc.’s approval, increase the Maximum Commitment Financing upon one (l) Business Day’s prior written notice to BNPP PB, Inc., provided that the Maximum Commitment Financing shall not exceed $150 million USD (the “Financing Cap”).

2.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3.	Miscellaneous

	(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

	(b)	Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

	(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

	(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

	(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(Signature page follows)

1

IN WlTNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE, INC.	ROYCE VALUE TRUST, INC.

/s/ M. Andrews Yeo	/s/ Daniel A. O’Byrne
Name: M. Andrews Yeo	Name: Daniel A. O’Byrne
Title: Chief Executive Officer	Title: Vice President

/s/ Jeffrey Lowe
Name: Jeffrey Lowe
Title: Managing Director

2

SECOND AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of October 7, 2014 to the Committed Facility Agreement dated November 14, 2012 between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Royce Value Trust, Inc. (“Customer”).

WHEREAS, BNPP PB, Inc. and Customer previously entered into a Committed Facility Agreement dated as of November 14, 2012 (as amended from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.	Amendment to “Maximum Commitment Financing” Definition

The definition of “Maximum Commitment Financing” in Section l(g) of the Agreement is hereby amended by replacing the words “$45 million USD” currently appearing therein with the words “$60 million USD”.

2.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3.	Miscellaneous

	(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

	(b)	Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

	(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

	(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

	(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(Signature page follows)

1

IN WlTNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE, INC.	ROYCE VALUE TRUST, INC.

/s/ Jeffrey Lowe	/s/ Daniel A. O’Byrne
Name: Jeffrey Lowe	Name: Daniel A. O’Byrne
Title: Managing Director	Title: Vice President

/s/ JP Muir
Name: JP Muir
Title: Managing Director

2

THIRD AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of October 10, 2014 to the Committed Facility Agreement dated November 14, 2012 between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Royce Value Trust, Inc. (“Customer”).

WHEREAS, BNPP PB, Inc. and Customer previously entered into a Committed Facility Agreement dated as of November 14, 2012 (as amended from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.	Amendment to “Maximum Commitment Financing” Definition

The definition of “Maximum Commitment Financing” in Section l(g) of the Agreement is hereby amended by replacing the words “$60 million USD” currently appearing therein with the words “$70 million USD”.

2.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3.	Miscellaneous

	(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms, in the Agreement.

	(b)	Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

	(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

	(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

	(c)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(Signature page follows)

1

IN WlTNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE, INC.	ROYCE VALUE TRUST, INC.

/s/ M. Andrews Yeo	/s/ Daniel A. O’Byrne
Name: M. Andrews Yeo	Name: Daniel A. O’Byrne
Title: Chief Executive Officer	Title: Vice President

/s/ JP Muir
Name: JP Muir
Title: Managing Director

2

AMENDMENT AGREEMENT
TO THE COMMITTED FACILITY AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of December 14, 2015 to the Committed Facility Agreement dated as of November 14, 2012 between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Royce Value Trust, Inc. (“Customer”).

WHEREAS, BNPP PB, Inc. and Customer previously entered into a Committed Facility Agreement dated as of November 14, 2012 (as amended from time to time prior to this Amendment, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement as provided herein:

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.	Amendment to Section 1 of the Agreement (‘Definitions’)

The following definition is hereby added to Section 1 of the Agreement in alphabetical order, reordering such other definitions as appropriate:

“Funding Event” means on any day (the “Date of Determination”), BNP Paribas’ long-term credit rating has declined to a level three or more notches, as shown in Exhibit 1 attached hereto, below its highest rating by any of Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. or Fitch Ratings, Ltd. during the period beginning on and including October 15, 2015 and ending on and including such Date of Determination.”

2.	Amendment to Section 6 (‘Scope of Committed Facility’)

Section 6 of the Agreement is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, on or at any time after the occurrence of a Funding Event, BNPP PB, Inc. shall have the option to terminate the Agreement immediately upon notice. Upon termination resulting from the exercise of such option, BNPP PB, Inc. shall pay to Customer a fee equal to 50 bps on the Maximum Commitment Financing, BNPP PB, Inc. shall provide notice to Customer of any downgrade of BNP Paribas’ long-term credit rating by any of Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. or Fitch Ratings, Ltd.”

3.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.	Miscellaneous

(a) Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b) Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto.

(c) Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

1

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(Signature page follows.)

2

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of Amendment.

BNP PARIBAS PRIME BROKERAGE, INC.		ROYCE VALUE TRUST, INC.

	/s/ JP Muir		/s/ Daniel A. O’Byrne
Name:	JP Muir	Name:	Daniel A. O’Byrne
Title:	Managing Director	Title:	Vice President

/s/ Jeffrey Lowe
Name:	Jeffrey Lowe
Title:	Managing Director

3

Exhibit 1
Credit Agency Ratings Notches

Fitch	S&P	Moody’s
AAA	AAA	Aaa
AA+	AA+	Aa1
AA	AA	Aa2
AA-	AA-	Aa3
A+	A+	A1
A	A	A2
A-	A-	A3
BBB+	BBB+	Baa1
BBB	BBB	Baa2
BBB-	BBB-	Baa3
BB+	BB+	Ba1
BB	BB	Ba2
BB-	BB-	Ba3
B+	B+	B1
B	B	B2
B-	B-	B3
CCC+	CCC+	Caa1
CCC	CCC	Caa2
CCC-	CCC-	Caa3
CC	CC	Ca
C	C
DDD	SD	C
DD	D
D

4

FIFTH AMENDMENT AGREEMENT
TO THE COMMITTED FACILITY AGREEMENT

FIFTH AMENDMENT AGREEMENT (“Amendment”) dated as of December 15, 2016, to the Committed Facility Agreement between BNP Paribas Prime Brokerage, Inc. (“BNPP PB”) and Royce Value Trust, Inc (“Customer”), dated as of November 14, 2012 (the “CFA”), as amended from time to time.

WHEREAS, BNPP PB and Customer previously entered into the CFA, as amended by the First Amendment Agreement dated as of January 15, 2014, Second Amendment Agreement dated as of October 7, 2014, Third Amendment Agreement dated as of October 10, 2014, Fourth Amendment Agreement dated as of December 14, 2015, and Fifth Amendment Agreement dated as of March 15, 2016;

WHEREAS, the CFA as amended to date shall be referred to herein as the “Agreement”;

WHEREAS, the parties hereto desire to amend the agreement as provided herein;

NOT THEREFORE, in consideration of the mutual agreements provided herein; the parties agree to amend the Agreement as follows:

1.	Amendment to the Collateral Requirements in Section 1 in Appendix A of the Agreement

The Collateral Requirements in Section 1 in Appendix A of the Agreement is hereby amended by inserting of following language after the words “from time to time,” as the end of subsection (b) and before the words “or (d)”:

(c) the sum of the collateral requirements of such Positions as per Regulation T or Regulation X, as applicable, of the Board of Governors of the Federal Reserve System, as amended from time to time.

2.	Representations

Each party represents of the other party that all representation contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3.	Miscellaneous

	(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

	(b)	Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto.

	(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

	(d)	Heading. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

	(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference of choice of law doctrine).

(Signature page follows.)

1

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of the Amendment.

BNP PARIBAS PRIME BROKERAGE, INC.		ROYCE VALUE TRUST, INC.

	/s/ Brian Cahalan		/s/ Christopher D. Clark
Name:	Brian Cahalan	Name:	Christopher D. Clark
Title:	Managing Director	Title:	CEO

/s/ Christopher J. Innes
Name:	Christopher J. Innes
Title:	Managing Director

2

BNP Paribas Prime Brokerage, Inc.
BNP Paribas Prime Brokerage International, Ltd.
c/o BNP Paribas Prime Brokerage, Inc.
787 7th Avenue
8th Floor
New York, NY 10016
Attention: Alex Bergelson

December 15, 2016

Re: Assignment of Financing Agreements (as defined below)

To: Royce Value Trust, Inc.

Reference is made to the U.S. PB Agreement between Royce Value Trust, Inc. (“Customer”) and BNP Paribas Prime Brokerage, Inc. (“BNPP PB”), dated as of November 14, 2012, as amended from time to time (the “Account Agreement”), and the Committed Facility Agreement between Customer and BNPP PB, dated as of November 14, 2012, as amended from time to time (the “CFA” and, together with the Account Agreement, the “Financing Agreements”).

This notice is to inform you that pursuant to section 16(c) of the Account Agreement and section 17(c) of the CFA, BNPP PB is hereby assigning the Financing Agreements and any other documents or instruments delivered pursuant thereto and in connection therewith to BNP Paribas Prime Brokerage International, Ltd. (“PBL”), effective as of December 15, 2016 (the “Effective Date”). All references to BNPP PB in each Financing Agreement and in any other documents or instruments delivered pursuant thereto and in connection therewith are, as of the Effective Date, hereby deleted and replaced in their entirety with references to PBL.

In addition, we are notifying you that, subject in all cases to the terms and conditions of the Financing Agreements and the Special Custody and Pledge Agreement, dated as of December 22, 2014, as amended from time to time (the “SCPA”), by and among Royce Value Trust, Inc. (“Customer”), State Street Bank and Trust Company (“Custodian”), and BNPP PB, we will be instructing Custodian as of the Effective Date to: (i) re-name the Special Custody Account (as defined in the SCPA) and the Funding Event Special Custody Account (as defined in the SCPA) so that “BNP Paribas Prime Brokerage International, Ltd.” (and not BNP Paribas Prime Brokerage, Inc.) is the Pledgee of Customer for each account and (ii) continue to hold any Collateral (as defined in the SCPA) therein.

As a result of this assignment, the rights and obligations of BNPP PB under each Financing Agreement shall be transferred to, and are expressly assumed by, PBL and any obligations of Customer to BNPP PB shall now be obligation to PBL. Each Financing Agreement shall continue in full force and effect except as expressly modified or amended herein.

Please reach out to us should you have any questions.

Best regards,

BNP Paribas Prime Brokerage, Inc.

By: /s/ Brian Cahalan
Name: Brian Cahalan
Title: Managing Director

By: /s/ Christopher J. Innes
Name: Christopher J. Innes
Title: Managing Director

BNP Paribas Prime Brokerage International, Ltd.

By: /s/ Brian Cahalan
Name: Brian Cahalan
Title: Managing Director

By: /s/ Christopher J. Innes
Name: Christopher J. Innes
Title: Managing Director